                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  March 23, 1999

                              DSP TECHNOLOGY INC.
             (Exact name of registrant as specified in its charter)

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

          Delaware                                         0-14677                                 94-2832651
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(State or other jurisdiction of                    (Commission File Number)             (IRS Employer Identification No.)
 incorporation)
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                                                          48500 KATO ROAD
                                                    FREMONT, CALIFORNIA  94538
                                        (Address of principal executive offices) (Zip Code)
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     Registrant's telephone number, including area code   (510)  657-7555




                                Not applicable.
           --------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

         On March 23, 1999, DSP Technology Inc. (the "Company"), MTS Systems Corporation ("MTS") and Badger Merger Corp. ("Sub") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which MTS is to acquire the Company in a stock-for-stock merger. As more fully described in the Agreement and the Company's press release, both of which are filed herewith and incorporated herein by reference, Sub will merge with and into the Company and outstanding shares of the Company's stock and net share equivalents of outstanding options to purchase the Company's common stock will be exchanged for
an aggregate of 2,077,000 shares of MTS common stock.   The exchange ratio will
be determined at closing by dividing the 2,077,000 MTS common shares by the sum of the total number of the Company's common shares outstanding plus the net share equivalents of outstanding Company stock options. The Company's net share equivalents for stock options will represent the Company's shares issuable upon exercise of outstanding options less a number of the Company's shares with a value equal to the aggregate exercise price of such options. The merger will be accounted for as a pooling-of-interests, and will be a tax-free reorganization. The merger is subject to, among other things, regulatory approval, approval of the stockholders of the Company and customary closing conditions.

Item 7.  Financial Statements and Exhibits

        (a)   Exhibits.

Exhibit No.               Description
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2.1                       Agreement and Plan of Merger, dated as of March 23,
                          1999, by and among MTS Systems Corporation, a Minnesota corporation, Badger Merger Corp., a Delaware corporation and wholly-owned subsidiary of MTS Systems
                          Corporation, and DSP Technology Inc., a Delaware corporation.

99.1                      Company press release dated March 23, 1999.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DSP TECHNOLOGY INC.


Date:  March 25, 1999                      By: /s/ Jose M. Millares
                                               -------------------------------
                                               Jose M. Millares
                                               Chief Financial Officer
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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.              Description
-----------              -----------

2.1 Agreement and Plan of Merger, dated as of March 23, 1999, by and among MTS Systems Corporation, a Minnesota corporation, Badger Merger Corp., a Delaware corporation and wholly-owned subsidiary of MTS Systems Corporation, and DSP Technology Inc., a Delaware corporation.

99.1                     Company press release dated March 23, 1999.